UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2007

Collexis Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-33495	20-0987069
(Commission File Number)	(IRS Employer Identification No.)

1201 Main Street, Suite 980, Columbia, SC	29201
(Address of principal executive offices)	(Zip Code)

(803) 727-1113
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 24, 2007, Collexis Holdings, Inc., the registrant, concluded that the audited financial statements of Collexis Holdings, Inc. for the six-month periods ended June 30, 2007 and 2006 included in the transition report on Form 10-KSB filed with the SEC on October 16, 2007 should no longer be relied upon because of errors in those financial statements. When we recently restated (a) our financial statements for the three and nine months ended March 31, 2007 and 2006 in Amendment No. 1 to our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, and (b) our financial statements for the nine months ended September 30, 2006 in Amendment No. 1 to our Current Report on Form 8-K dated February 14, 2007, we determined that the audited financial statements for the six months ended June 30, 2007 and the year ended December 31, 2006 included in our transition report in Form 10-KSB filed on October 16, 2007 contained an error in the calculation of the expense related to application of FASB Statement No. 123(R) that caused the expense to be overstated. Collexis is today filing with the SEC an amended transition report on Form 10-KSB that includes restated financial statements for the periods noted.

Our accounting consultants with Intersect CFO, LLC first discovered these errors in connection with their work on the financial statements included in our recent amendments to our Form 10-QSB for the quarter ended March 31, 2007 and our Current Report on Form 8-K dated February 14, 2007. A representative of Intersect CFO then discussed the matters disclosed in this report with representatives of our independent accountant, Bernstein & Pinchuk LLP. Our Chief Executive Officer and Chief Financial Officer, William D. Kirkland, discussed the matters disclosed in this report with representatives of Bernstein & Pinchuk LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEXIS HOLDINGS, INC.

Dated: October 29, 2007	By:	/s/ William D. Kirkland
William D. Kirkland Chief Executive Officer Chief Financial Officer